UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017 (January 31, 2017)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 210-2786

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 31, 2017, Tribune Media Company (“Tribune”) and Gracenote Inc., Gracenote Canada, Inc., Gracenote Netherlands Holdings B.V., Tribune Digital Ventures LLC and Tribune Holdco, LLC (collectively, the “Companies”), each a wholly-owned subsidiary of Tribune, completed its previously reported sale of all of the equity interests in the Companies, resulting in the Companies becoming wholly-owned subsidiaries of Nielsen Holding and Finance, B.V. (“Nielsen”) pursuant to the Share Purchase Agreement, dated December 19, 2016, between Tribune, the Companies and Nielsen, for a purchase price of $560 million, subject to certain adjustments based upon closing date cash, debt, unpaid transaction expenses and certain other expense items and working capital.

On February 1, 2017, Tribune used $400 million from the proceeds from the sale of Gracenote to pay down a portion of its existing term loans outstanding under Tribune’s First Lien Credit Agreement, dated as of December 27, 2013 (as amended by Amendment No. 1, dated as of June 24, 2015, and Amendment No. 2, dated as of January 27, 2017).

A copy of Tribune’s press release announcing these events is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated February 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated February 1, 2017.

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